                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           MORRISON RESTAURANTS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                  [LOGO OF MORRISON RESTAURANTS APPEARS HERE]

August 25, 1995

Dear Stockholders:

  We are holding your 1995 Annual Meeting on Wednesday, September 27, 1995, at 10:30 a.m., local time, at the Company's executive offices, 4721 Morrison Drive, Mobile, Alabama 36609. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

  We hope that you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          MORRISON RESTAURANTS INC.

                                          /s/ Samuel E. Beall, III

                                          Samuel E. Beall, III
                                          Chairman of the Board and
                                            Chief Executive Officer


                 M O R R I S O N  R E S T A U R A N T S  I N C.
      P.O. Box 160266 . 4721 Morrison Drive . Mobile, Alabama 36625-0001
                   . (334) 344-3000 . Telefax (334) 344-3066

                           MORRISON RESTAURANTS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                               SEPTEMBER 27, 1995

  The Annual Meeting of Stockholders of Morrison Restaurants Inc. will be held at the Company's executive offices, 4721 Morrison Drive, Mobile, Alabama 36609 on Wednesday, September 27, 1995, at 10:30 a.m., local time, for the following purposes:

  1. To elect two Class II directors to the Board of Directors for a term of three years.

  2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only stockholders of record at the close of business on August 4, 1995, are entitled to vote at the meeting.

  The mailing address of the Company's principal executive office is Post Office Box 160266, Mobile, Alabama 36625.

  We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          By Order of the Board of Directors

                                          /s/ Pfilip G. Hunt

                                          Pfilip G. Hunt
                                          Senior Vice President,
                                          General Counsel
                                          and Secretary

August 25, 1995
Mobile, Alabama

                           MORRISON RESTAURANTS INC.

                              4721 MORRISON DRIVE
                             POST OFFICE BOX 160266
                             MOBILE, ALABAMA 36625

            PROXY STATEMENT FOR 1995 ANNUAL MEETING OF STOCKHOLDERS

  The following statement and the accompanying proxy card, first mailed to stockholders on or about August 25, 1995, are furnished in connection with the solicitation by the Board of Directors of Morrison Restaurants Inc. (the "Company") of proxies to be used in voting at the Annual Meeting of Stockholders of the Company to be held on September 27, 1995, at the Company's executive offices, 4721 Morrison Drive, Mobile, Alabama 36609 and at any adjournment(s) thereof (the "Meeting").

  Any stockholder returning a proxy has the power to revoke it prior to the Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Meeting. All shares of the Company's common stock, $.01 par value ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted in favor of the election of the two nominees for directors named in this Proxy Statement and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Meeting.

  The entire cost of soliciting these proxies will be borne by the Company. In following up to the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for the expenses in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the stockholders personally or by telephone.

  The number of shares of outstanding stock entitled to vote at the Meeting is 34,532,900 shares of Common Stock, each of which is entitled to one vote. August 4, 1995 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Meeting.

                             ELECTION OF DIRECTORS

  Election of each of the Director Nominees named below requires the approval of a plurality of the votes cast in the election. If authority to vote for one or more Director Nominees is withheld on a proxy card, no vote will be cast with respect to the shares indicated on that card and the outcome of the election will not be affected. "Broker non-votes" do not occur in connection with elections of directors. Shares as to which authority to vote is withheld are counted in determining whether a quorum exists.

  The Company's Certificate of Incorporation provides for three classes of directors with staggered, three-year terms of office and provides that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. At the Meeting, the two nominees are for the Class II directors. The Class I and Class III directors have one year and two years, respectively, remaining on their terms of office. The Company's Certificate of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than nine nor more than 12 directors and authorize the exact number to be fixed from time to time by the Board of Directors. The Board of Directors has fixed at nine the exact number of members of the Board of Directors and has nominated John B. McKinnon and Dolph W. von Arx to serve in Class II of the Board of Directors for a term of three years.

Both nominees are currently serving as directors of the Company. Wallace R. Bunn, who is currently serving as a Class II director, attained age 70 during his current term of office and, in accordance with the Company's Bylaws, will not stand for re-election at the Meeting. The Nominating Committee has considered a number of well qualified individuals for nomination to the position being vacated by Mr. Bunn's retirement, but has not concluded its search for a candidate possessing the business background and experience desired by the Nominating Committee. Therefore, the Board of Directors has determined to maintain a vacancy in Class II to be filled by the Board of Directors at such time as the Nominating Committee recommends a candidate to fill the vacancy created by Mr. Bunn's retirement.

  It is intended that persons named in the accompanying form of proxy will vote for the two nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

                   DIRECTOR AND DIRECTOR NOMINEE INFORMATION

NOMINEES FOR DIRECTORS

                         CLASS II -- TERM EXPIRING 1998

JOHN B. MCKINNON
Director of the Company since 1989   Age: 60

  Prior to his retirement in May 1995, Mr. McKinnon was Dean, Babcock Graduate School of Management, Wake Forest University. Prior thereto, he was President, Sara Lee Food Service from July 1988 through June 1989, and President, Sara Lee Corporation from July 1986 through June 1988. Mr. McKinnon also is a director of Premark International and Integon Corporation.

DOLPH W. VON ARX
Director of the Company since 1992   Age: 60

  Prior to his retirement in 1991, Mr. von Arx was Chairman of the Board, President and Chief Executive Officer of Planters LifeSavers Company, an affiliate of RJR Nabisco, Inc. Mr. von Arx also is a director of Cree Research, Inc.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                        CLASS III -- TERM EXPIRING 1997

SAMUEL E. BEALL, III
Director of the Company since 1982   Age: 45

  Mr. Beall has been Chairman of the Board and Chief Executive Officer of the Company since May 1995. Mr. Beall served as President and Chief Executive Officer of the Company from June 1992 to May 1995 and President and Chief Operating Officer of the Company from September 1986 to June 1992. Mr. Beall also is a director of First American Corporation.

DR. DONALD RATAJCZAK
Director of the Company since 1981   Age: 52

  Dr. Ratajczak is Professor and Director, Economic Forecasting Center, Georgia State University. Dr. Ratajczak also is a director of Morgan Keegan Inc. and CIM High Yield Securities Fund.

CLAIRE L. ARNOLD
Director of the Company since 1994   Age: 48

  Ms. Arnold is currently a private investor. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company holding stock in NCC L.P., from August 1979 to February 1995 and was Chief Executive Officer of NCC L.P., a major distributor of grocery, tobacco, candy, health and beauty, and allied products to retail stores, from November 1992 to April 1994. Prior thereto, Ms. Arnold was Chairman and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold also is a director of Schweitzer-Mauduit International, Inc.

                         CLASS I -- TERM EXPIRING 1996

E. EUGENE BISHOP
Director of the Company since 1963   Age: 65

  Mr. Bishop was Chairman of the Board of the Company from June 1992 until his retirement in May 1995. From June 1986 to June 1992, he was Chairman of the Board and Chief Executive Officer of the Company. Mr. Bishop also is a director of Delchamps, Inc.

ARTHUR R. OUTLAW
Director of the Company since 1959   Age: 68

  Mr. Outlaw has been Vice Chairman of the Board of the Company since December 1984. From October 1985 to October 1989, he was Mayor, City of Mobile, Alabama.

DR. BENJAMIN F. PAYTON
Director of the Company since 1993   Age: 62

  Dr. Payton has been the President of Tuskegee University since 1981. Dr. Payton also is a director of AmSouth Bancorporation, The ITT Corporation, The Liberty Corporation, Sonat, Inc. and Praxair, Inc.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of August 4, 1995 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each named executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                 NUMBER OF SHARES      PERCENT
                   NAME OR GROUP               BENEFICIALLY OWNED(1) OF CLASS(2)
                   -------------               --------------------  ----------
      Shawmut National Corporation(3)........       1,763,564(3)         5.0
      C. L. Arnold...........................           6,302              *
      S. E. Beall, III.......................         791,521(4)         2.2
      E. E. Bishop...........................       1,394,948(5)         3.9
      W. R. Bunn.............................          22,323              *
      J. B. McKinnon.........................           9,323(6)           *
      A. R. Outlaw(7)........................       4,145,065(8)        12.0
      B. F. Payton...........................           6,414              *
      D. Ratajczak...........................          14,986(9)           *
      D. W. von Arx..........................           8,573(10)          *
      G. A. Davenport........................          14,959(11)          *
      A. R. Johnson..........................          10,155              *
      R. D. McClenagan.......................         110,333              *
      R. L. Tatum............................          46,347              *
      All directors and executive officers as
       a group (16 persons)..................       6,698,985(12)       18.3

                                               (Footnotes on the following page)

- --------
(1) Includes (i) shares subject to options exercisable within 60 days after August 4, 1995 held by the named persons and group as follows: Ms. Arnold, 786; Mr. Beall, 697,500; Mr. Bishop, 1,061,250; Mr. Bunn, 4,407; Mr.
    McKinnon, 4,407; Dr. Payton, 786; Dr. Ratajczak, 4,407; Mr. von Arx, 4,407; Mr. Davenport, 8,740; Mr. McClenagan, 105,796; Mr. Tatum, 34,728; and all directors and executive officers as a group, 2,007,299; and (ii) shares held in the Company's Salary Deferral Plan as follows: Mr. Beall, 7,054; Mr. Davenport, 643; and all directors and executive officers as a group, 7,808.

(2) "Percent of Class" has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to options exercisable within 60 days after August 4, 1995), without regard to any disclaimers of beneficial ownership by the person indicated.

(3) The holder's address is 777 Main Street, Hartford, Connecticut 06115. The information presented is based on the holder's amendment to Schedule 13G dated January 20, 1995 which reports beneficial ownership with respect to the indicated shares as follows: (i) sole voting power, 1,691,889 shares;
    (ii) shared voting power, 11,500 shares; (iii) sole dispositive power, 1,529,364 shares; (iv) shared dispositive power, 234,200 shares; and (v) aggregate amount beneficially owned, 1,763,564 shares.

(4) Includes 54,000 shares held by the Beall Family Ltd. Partnership, a limited partnership of which Mr. Beall is a General Partner.

(5) Includes 6,160 shares owned by Mr. Bishop's spouse.

(6) Includes 2,250 shares owned by Mr. McKinnon and his spouse as tenants in common.

(7) Mr. Outlaw's address is 4721 Morrison Drive, Mobile, Alabama 36609.

(8) Includes (i) 2,963,104 shares held by Mr. Outlaw as executor or trustee of various estates and trusts for the benefit of relatives, and (ii) 49,711 shares owned by Mr. Outlaw's spouse.

(9) Includes 6,750 shares held in a KEOGH account for the benefit of Dr. Ratajczak.

(10) Includes 2,250 shares held by the von Arx Family Foundation, a charitable organization. Mr. von Arx may be deemed to share voting and dispositive power with respect to such shares by virtue of his position as a member of the Board of Directors of the foundation.

(11) Includes (i) 325 shares held in an Individual Retirement Account for the benefit of Mr. Davenport and (ii) 88 shares held in an Individual Retirement Account for the benefit of Mr. Davenport's spouse.

(12) Includes 17,275 shares held by an executive officer's spouse. The executive officer disclaims beneficial ownership of these shares.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to Fiscal 1995 have been complied with on a timely basis except that, (i) due to an administrative oversight, shares held by the following executive officers and directors in the Company's Dividend Reinvestment Plan were not reported on Forms 5 with respect to Fiscal 1994: Samuel E. Beall, III, 3 shares (held by Mr. Beall's minor sons); J. Russell Mothershed, 25 shares; Ronald Vilord, 33 shares; Ronnie L. Tatum, 68 shares; and Donald Ratajczak, 22 shares, and (ii) Mr. Davenport did not timely report, during Fiscal 1994, the acquisition by him of 325 shares through his Individual Retirement Account and the acquisition by his wife of 88 shares through her Individual Retirement Account.

DIRECTORS' FEES AND ATTENDANCE

  The Board of Directors held six meetings during Fiscal 1995. Directors who are employees of the Company, other than Mr. Outlaw, receive no directors' fees. All non-management directors currently receive a $20,000 annual retainer (the "Retainer") and $1,000 per Board meeting attended. Mr. Outlaw, who serves as Vice Chairman of the Board and is an employee of the Company, receives fees of $250 per Board meeting attended. Mr. Outlaw, however, does not receive a Retainer. Each of the directors attended at least 75 percent of the meetings of the directors and committees of which such director was a member.

  Non-management directors serving on the Audit Committee, the Executive Committee, the Compensation and Stock Option Committee or the Nominating Committee (other than the Chairmen of such committees) receive a fee of $500 for each committee meeting attended in conjunction with a meeting of the Board of Directors or $1,000 for each committee meeting attended that is not held in conjunction with a meeting of the Board of Directors. Mr. Outlaw receives the same fees as non-management directors for attending meetings of the committees on which he serves. Committee Chairmen receive a fee of $2,000 for each committee meeting attended. Non-management directors serving on any committee are compensated at a rate of $200 an hour for services performed on special assignments. In addition, in recognition of the extensive time expended to attend a special meeting with the Company's independent compensation consultant for the purpose of reviewing the Company's executive compensation program, each of Messrs. Bunn and von Arx, the Chairman and Vice Chairman, respectively, of the Compensation and Stock Option Committee, received a special fee of $3,600 during Fiscal 1995.

  The Company maintains the Morrison Restaurants Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan"). The Directors' Plan permits non-management directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (i) the date of the director's seventieth birthday, or (ii) the date the director ceases to be a member of the Board.

  Effective September 28, 1994, the Directors' Plan was amended to encourage further Company stock ownership by non-management directors. The Directors' Plan provides that each non-management director who has not attained the "Target Ownership Level," as defined below, will be deemed to have elected to direct that 60 percent of his or her retainer payable for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf. Each non-management director who has attained the Target Ownership Level may elect to direct, in 10 percent increments and subject to such other conditions prescribed by the Directors' Plan, that up to 60 percent of his or her retainer for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf (collectively, the "Stock Awards"). A deemed election will continue in effect until that director, after attaining the Target Ownership Level, modifies or revokes the election in the manner allowed for discretionary elections.

  A director will be treated as having attained the "Target Ownership Level" for a fiscal quarter if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value, as determined by the closing price on the last trading date prior to such date ("Fair Market Value"), equal to 10 multiplied by that director's annual retainer.

  Each director who has elected, or who has been deemed to have elected, to purchase Stock Awards for a fiscal quarter, shall be issued the number of shares of Common Stock equal to the amount of the retainer elected to be so allocated, multiplied by 1.15 and divided by the Fair Market Value of a share of Common Stock. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless this restriction is waived.

  The Directors' Plan provides that each non-management director who receives Stock Awards, whether through a deemed election or a discretionary election, shall be awarded an option to purchase shares of Common Stock (the "Options") equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

  Options issued under the Directors' Plan will be granted on the first day of each fiscal quarter for which an election for a Stock Award is in effect; will become fully exercisable six months following the date of grant; and will be exercisable at the Fair Market Value of the Common Stock. Each Option shall expire generally upon the fifth anniversary of the date on which it was granted.

  Under the amended Directors' Plan, a one-time restricted stock award of 5,000 shares of Common Stock was made to each of the Company's non-management directors who was first elected as a director on or after September 29, 1993. One-third of the Common Stock subject to any restricted stock award vests on each of the first three anniversary dates of the date the director was first elected to the Board of Directors if the individual is a non-management director on the applicable anniversary date. However, shares subject to the restricted stock award shall become 100 percent vested on any earlier to occur of the following additional vesting dates: the date the individual ceases to be a non-management director on account of death, disability, attainment of age 70 or upon a Change in Control (as defined in the Directors' Plan).

COMMITTEES OF THE BOARD

  The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to several committees. Information concerning these committees follows.

  Executive Committee. The Executive Committee makes recommendations to the Board of Directors and has and may exercise all of the powers of the Board of Directors to the extent permitted by applicable law. The Executive Committee met three times during Fiscal 1995. The current members of the Executive Committee are John B. McKinnon (Chairman), Samuel E. Beall, III, Wallace R. Bunn and Donald Ratajczak.

  Audit Committee. The Audit Committee is comprised solely of non-management directors. The Audit Committee maintains communications with the Company's auditors as to the nature of the auditors' services, fees and such other matters as the auditors believe may require the attention of the Board. The Audit Committee reviews the Company's internal control procedures and makes recommendations to the Board with respect thereto. The Audit Committee met two times during Fiscal 1995. The current members of the Audit Committee are John
B. McKinnon (Chairman), Donald Ratajczak, Wallace R. Bunn, Benjamin F. Payton, Dolph W. von Arx, Claire L. Arnold and E. Eugene Bishop.

  Compensation and Stock Option Committee. The Compensation and Stock Option Committee is comprised solely of non-management directors. The Compensation and Stock Option Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation and Stock Option Committee met two times during Fiscal 1995. The current members of the Compensation and Stock Option Committee are Wallace R. Bunn (Chairman), Donald Ratajczak, John B. McKinnon, Benjamin F. Payton, Dolph W. von Arx, Claire L. Arnold and E. Eugene Bishop.

  Nominating Committee. The Nominating Committee recommends individuals to the Board of Directors for consideration as nominees for directors of the Company. The Nominating Committee met one time during Fiscal 1995. The current members of the Nominating Committee are Donald Ratajczak (Chairman), Wallace R. Bunn,
E. Eugene Bishop, Samuel E. Beall, III, Arthur R. Outlaw, Benjamin F. Payton, John B. McKinnon, Dolph W. von Arx and Claire L. Arnold. Alternatively, notice of nominations to be made by any stockholder at a meeting must be submitted in the manner and within the time periods prescribed in the Company's Certificate of Incorporation. Any such notice should be directed to the Secretary of the Company at the following address: Morrison Restaurants Inc., Post Office Box 160266, Mobile, Alabama 36625.

                             EXECUTIVE COMPENSATION

  This section of the proxy statement discloses Fiscal 1995 compensation awarded, paid to, or earned by the Company's Chief Executive Officer and each of the four other executive officers of the Company who were most highly compensated in Fiscal 1995 (together, these five persons are sometimes referred to as the "named executives").

                      TABLE I--SUMMARY COMPENSATION TABLE

                                            ANNUAL          LONG TERM        ALL OTHER
                                         COMPENSATION      COMPENSATION     COMPENSATION
                                        --------------- ------------------  ------------
                                                         AWARDS   PAYOUTS
                                                        -------- ---------
                                                                   LTIP
                                        SALARY   BONUS  OPTIONS/  PAYOUTS
   NAME AND POSITION               YEAR   ($)     ($)   SARS (#)    ($)        ($)(1)
   -----------------               ---- ------- ------- -------- ---------  ------------
S. E. Beall, III...............    1995 564,900 588,626     -0-  393,750(2)    49,572
Chairman of the Board              1994 525,000 630,000     -0-  360,000(2)    27,609
and Chief Executive Officer        1993 400,000 214,240  30,000        -0-      8,939
G. A. Davenport................    1995 181,432 229,040  11,292        -0-     19,807
President, Health                  1994 143,000 182,800  26,220        -0-     11,725
Care Division (3)                  1993     N/A     N/A     N/A        N/A        N/A
R. D. McClenagan...............    1995 248,184 124,242     -0-        -0-     34,430
President, Ruby                    1994 236,400 295,500  46,950        -0-     21,470
Tuesday Division                   1993 200,000  85,900  12,300        -0-      6,836
R. L. Tatum....................    1995 200,400 104,454   2,007        -0-     54,900
President, Family                  1994 170,100 217,125  38,394        -0-     27,675
Dining Division                    1993 120,000 180,000   4,700        -0-      7,151
A. R. Johnson..................    1995 213,165  91,231   2,190        -0-        -0-
President, Specialty               1994 200,045 178,800  32,712        -0-        -0-
Division (4)                       1993     N/A     N/A     N/A        N/A        N/A

- --------
(1) The amounts in this column include the following: (a) Company contributions to the Deferred Compensation Plan for 1995, 1994 and 1993, respectively: S.
    E. Beall, III, $0, $1,567 and $3,821; G. A. Davenport, $4,947, $3,189 and
    N/A; R. D. McClenagan, $3,616, $3,699 and $3,613; and R. L. Tatum, $3,696,
    $3,696 and $4,621; (b) executive group life and accidental death and dismemberment insurance plan premiums paid for 1995, 1994 and 1993, respectively: S. E. Beall, III, $822, $5,729 and $5,118; G. A. Davenport, $660, $3,161 and N/A; R. D. McClenagan, $814, $5,271 and $3,223; and R. L.
    Tatum, $704, $2,937 and $2,530; and (c) split-dollar life insurance premiums paid by the Company for 1995 and 1994, respectively: S. E. Beall, III, $48,750 and $20,313; G. A. Davenport, $14,200 and $5,375; R. D.
    McClenagan, $30,000 and $12,500; and R. L. Tatum, $50,500 and $21,042.
(2) Represents the value of 15,000 shares of Common Stock earned by Mr. Beall in each of Fiscal 1995 and 1994 pursuant to the performance stock rights awarded to him by the Company in July 1993 and approved by the stockholders at the 1993 Annual Meeting of Stockholders. Under this award, payouts of 15,000 shares each are made to Mr. Beall over a five-year period ending in 1998 if the Company's Common Stock reaches a pre-established per share price for a period of 22 consecutive trading days during the period ending May 31 of each year in the five-year period. Such pre-established per share prices were $23.00 in 1994, and $26.45 in 1995, and are $30.42 in 1996,
    $34.98 in 1997 and $40.23 in 1998. Shares not earned in any given year may be earned in a subsequent year if the stated price level for the subsequent year is obtained. The value of such shares has been calculated based on the market price of the Common Stock on the date of issuance of the shares.
(3) Mr. Davenport was elected as an executive officer of the Company effective November 1, 1993.
(4) Mr. Johnson was elected as an executive officer of the Company effective June 6, 1993.

                    TABLE II--OPTIONS GRANTS IN FISCAL 1995

  This table presents information regarding Fiscal 1995 grants of options to purchase Common Stock. The Company has no outstanding SARs and granted no SARs during Fiscal 1995.

                                                                  POTENTIAL REALIZABLE VALUE(3)
                                                                AT ASSUMED ANNUAL RATES OF STOCK
                                                               PRICE APPRECIATION FOR OPTION TERM
                                                               -----------------------------------
                                   INDIVIDUAL GRANTS                 5% ($)           10% ($)
                         ------------------------------------- ------------------ ----------------
                                   % OF                                   MARKET           MARKET
                                   TOTAL                                  PRICE            PRICE
                                  OPTIONS                                REQUIRED         REQUIRED
                                  GRANTED                                   TO               TO
                                    TO     EXERCISE                      REALIZE          REALIZE
                         OPTIONS EMPLOYEES OR BASE                        DOLLAR  DOLLAR   DOLLAR
                         GRANTED IN FISCAL  PRICE   EXPIRATION  DOLLAR    GAINS    GAINS   GAINS
          NAME           (#)(1)   YEAR(2)   ($/SH)     DATE    GAINS ($)  ($/SH)    ($)    ($/SH)
          ----           ------- --------- -------- ---------- --------- -------- ------- --------
S. E. Beall, III........    -0-      N/A      N/A         N/A      -0-      N/A       -0-    N/A
G. A. Davenport.........  9,360    2.82%    22.75   30-Jun-99   58,831    29.04   130,002  36.64
                          1,932    0.58%    26.75   04-Mar-00   14,279    34.14    31,552  43.08
R. D. McClenagan........    -0-      N/A      N/A         N/A      -0-      N/A       -0-    N/A
R. L. Tatum.............  2,007    0.61%    25.75   03-Sep-99   14,278    32.86    31,551  41.47
A. R. Johnson...........  2,190    0.66%    23.63   04-Jun-99   14,294    30.15    31,587  38.05

- --------
(1) The indicated options have a term of five years and were granted pursuant to the Company's Stock Incentive Plan (formerly, the 1989 Non-Qualified Stock Option Plan). Those options with an exercise price of $22.75 per share become exercisable after three years. The vesting of these options may be accelerated up to one year if predetermined goals for Fiscal 1994 and Fiscal 1995 are achieved. All other options listed in the table above become exercisable after two years. In the event of a change in control of the Company, the Committee administering the plan may accelerate vesting, otherwise adjust the options or cash out the options. Option holders also have certain rights with respect to these options pursuant to their Change of Control Agreements. See "Contracts with Executives."
(2) Based on an aggregate of 331,405 options granted in Fiscal 1995.
(3) The Potential Realizable Values are calculated as follows: [[Market Price at Grant x (1 + Stock Price Appreciation Rate)] -- Exercise Price] x Number of Underlying Shares. Because these Potential Realizable Values are based on annualized compound rates of increase over a five-year term, the total potential appreciation on annual appreciation rates of 5% and 10% is 27.6% and 61.1%, respectively.

                   TABLE III--AGGREGATED OPTION EXERCISES IN
                     FISCAL 1995 AND FISCAL YEAR END VALUES

  This table presents information regarding options exercised for shares of the Company's Common Stock during Fiscal 1995 and the value of unexercised options held at June 3, 1995. There were no SARs outstanding during Fiscal 1995.

                                                  NUMBER OF        VALUE OF
                                                 UNEXERCISED    UNEXERCISED IN-
                                                  OPTIONS AT   THE-MONEY OPTIONS
                                                  FY-END (#)   AT FY-END ($)(2)
                            SHARES      VALUE   -------------- -----------------
                         ACQUIRED ON  REALIZED   EXERCISABLE/    EXERCISABLE/
          NAME           EXERCISE (#)  ($)(1)   UNEXERCISABLE    UNEXERCISABLE
          ----           ------------ --------- -------------- -----------------
S. E. Beall, III........   200,000    4,053,000 686,250/45,000 6,507,912/356,252
G. A. Davenport.........       -0-          N/A   5,906/54,861    64,115/216,377
R. D. McClenagan........       -0-          N/A  95,558/83,684 1,169,148/457,484
R. L. Tatum.............       -0-          N/A  30,595/81,608   362,325/475,765
A. R. Johnson...........       -0-          N/A     -0-/42,402       -0-/122,376

- --------
(1) Value Realized is calculated as follows: [(Per Share Closing Price on date of exercise) - (Per Share Exercise Price)] x Number of Shares for which the Option was exercised.
(2) Value of Unexercised, In-the-Money Options at June 3, 1995 is calculated as follows: [(Per Share Closing Sale Price on June 2, 1995) - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price on June 2, 1995, the last trading day of Fiscal 1995, was $22.25.

RETIREMENT PLAN

  The Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan") was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan, which covers employees of the Company who had attained age 21 and had completed at least one year of full-time service by July 1, 1987. A participant's accrued annual benefit is determined generally by adding A and B below, as applicable:

  (A) 1/4 percent of pay up to that year's Social Security Wage Base, plus
      1 1/4 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

  (B) 1/4 percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1 1/4 percent of such pay in excess of $14,400, multiplied by the number of credited years of service up to January 1, 1986.

  Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant's accrued benefit becomes vested upon completion of five years of service after age 18.

  Benefits payable under the Retirement Plan reduce the amount of benefit payable to a participant in the Supplemental Plan or the Management Plan, described below.

EXECUTIVE SUPPLEMENTAL PENSION PLAN

  The Morrison Restaurants Inc. Executive Supplemental Pension Plan (the "Supplemental Plan") is a nonqualified, unfunded, defined benefit retirement plan for selected employees. As a condition of entry, future participants must complete five years of consecutive service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the Supplemental Plan. A participant's accrued benefit in the Supplemental Plan equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the Supplemental Plan) not in excess of 20 years; plus 1 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits paid to the participant under the Retirement Plan and become vested if the participant has completed ten years of service. Normal retirement for purposes of the Supplemental Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Effective March 29, 1995, the Company revised the early retirement provisions to allow participants to receive reduced benefits as early as age 55 and unreduced benefits as early as age 55 depending upon age and service criteria specified in the Supplemental Plan. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the Supplemental Plan continues until age 65. In accordance with the Supplemental Plan, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

                               SUPPLEMENTAL PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                       30 OR
        ANNUAL AVERAGE BASE SALARY      10      15      20      25      MORE
        --------------------------    ------- ------- ------- ------- --------
      $175,000....................... $43,750 $65,625 $87,500 $96,250 $105,000
       200,000.......................  50,000  75,000 100,000 110,000  120,000
       225,000.......................  56,250  84,375 112,500 123,750  135,000
       250,000.......................  62,500  93,750 125,000 137,500  150,000
       275,000.......................  68,750 103,125 137,500 151,250  165,000
       300,000.......................  75,000 112,500 150,000 165,000  180,000
       325,000.......................  81,250 121,875 162,500 178,750  195,000
       350,000.......................  87,500 131,250 175,000 192,500  210,000
       375,000.......................  93,750 140,625 187,500 206,250  225,000
       400,000....................... 100,000 150,000 200,000 220,000  240,000
       425,000....................... 106,250 159,375 212,500 233,750  255,000
       450,000....................... 112,500 168,750 225,000 247,500  270,000
       475,000....................... 118,750 178,125 237,500 261,250  285,000
       500,000....................... 125,000 187,500 250,000 275,000  300,000
       525,000....................... 131,250 196,875 262,500 288,750  315,000
       550,000....................... 137,500 206,250 275,000 302,500  330,000
       575,000....................... 143,750 215,625 287,500 316,250  345,000

  Years of continuous service, to the nearest year, and current remuneration covered by the Supplemental Plan (base salary) for the eligible named executives are: Mr. Beall, 23 years, $564,900; Mr. Davenport, 21 years, $181,432; Mr. McClenagan, 23 years, $248,184; and Mr. Tatum, over 30 years, $200,400.

MANAGEMENT RETIREMENT PLAN

  The Morrison Restaurants Inc. Management Retirement Plan (the "Management Plan") is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the Management Plan) and whose average compensation over a three-year period equals or exceeds $40,000, which amount may be adjusted by the Company from time to time. A participant's accrued benefit in the Management Plan equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years. For purposes of determining a participant's accrued benefit, a year's compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by the Company from time to time.

  Normal retirement for purposes of the Management Plan is age 65, although a participant may retire with a benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the Management Plan must be in the same form as those payable under the Retirement Plan. A participant's accrued benefit under the Management Plan is forfeited if the participant terminates employment before he is eligible for early retirement under the Management Plan. Effective March 29, 1995, the Company amended the Management Plan to allow payment of a participant's accrued benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the Management Plan until age 65. In accordance with the Management Plan, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits received under the Supplemental Plan. A participant is ineligible for benefits under the Management Plan while receiving any long-term disability benefits.

                                MANAGEMENT PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                          30 OR
                 FINAL AVERAGE SALARY              15      20      25     MORE
                 --------------------            ------- ------- ------- -------
      $ 40,000.................................. $ 9,000 $12,000 $16,000 $20,000
        60,000..................................  13,500  18,000  24,000  30,000
        80,000..................................  18,000  24,000  32,000  40,000
       100,000..................................  22,500  30,000  40,000  50,000

  Years of credited service and salary covered by the Management Plan for the eligible named executives are: Mr. Beall, 23 years, $100,000; Mr. Davenport, 21 years, $100,000; Mr. McClenagan, 23 years, $100,000; and Mr. Tatum, over 30 years, $100,000.

CONTRACTS WITH EXECUTIVES

  The Company entered into a Change of Control Agreement (the "Agreement") with each of the executives in positions with the Company specified by the Compensation Committee (currently 21 executives), including the persons named in the Summary Compensation Table. The Agreement is designed to diminish the distraction of executives by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control (as defined in the Agreement) and to encourage their full attention and dedication to the Company currently and in the event of any pending or threatened Change of Control.

  Under the Agreement, a "Change of Control" is defined as either (i) certain changes in the composition of more than 20 percent of the Board of Directors, or (ii) with certain exceptions, any "Business Combination" (as defined in the Agreement) that has not been approved by the holders of 80 percent or more of the Company's outstanding voting stock. Events that do not constitute a Change in Control include (a) any Business Combination approved by at least 80 percent of the Continuing Directors (as defined in the Agreement), (b) any Business Combination transaction that satisfies certain price and procedural requirements specified in the Company's Certificate of Incorporation, and (c) any acquisition by the Company, any of its subsidiaries, or any employee benefit plan of the Company or any of its subsidiaries.

  Under the Agreement, the "Effective Date" means the first date on which a Change of Control occurs. Prior to the Effective Date, each covered executive remains an at-will employee, except as may be provided in any other agreement, and any termination of his employment will terminate his rights under the Agreement. If and when the Effective Date occurs, the Company has agreed to continue the employment of the executive, and the executive has agreed to remain in the employ of the Company, for a three-year period (the "Employment Period") commencing on the Effective Date. During the Employment Period, the executive (a) shall receive an annual base salary no less than that received prior to the Effective Date and an annual bonus no less than the average of the last three annual bonuses received prior to the Effective Date, and (b) generally shall be entitled to continuation of retirement, savings and welfare benefit plan participation and practices, expense reimbursements and other fringe benefits on a basis at least comparable to that obtaining prior to the Effective Date.

  If during the Employment Period the Company terminates the executive's employment other than for cause, death or disability, or if the executive terminates his employment for "good reason" (as defined in the Agreement), or if the executive terminates his employment for any reason during the 30-day period immediately following the first anniversary of the Effective Date, the executive becomes entitled to receive (i) any unpaid portion of his accrued annual base salary plus a pro rata portion of his highest annual bonus paid or payable for the three fiscal years immediately preceding his date of termination, (ii) an amount equal to either three, two or one times the sum of his annual base salary and his highest annual bonus, depending upon the particular multiplier stipulated in his Agreement, (iii) any other accrued obligations, (iv) rights with respect to any outstanding stock options granted to him prior to his date of termination or a cash amount equal to the difference between the option price and the then value of Company stock for which any such option was granted, and (v) certain employee benefits consisting of retirement, savings and various health and welfare insurance benefits. The multiplier referred to in clause (ii) of the preceding sentence is three for each of the persons named in the Summary Compensation Table. If this package of compensation and benefits constitutes "excess parachute payments" as defined under the Internal Revenue Code, the Company will pay an additional amount sufficient to reimburse the executive for all taxes payable by the executive with respect to the parachute payments. The Company estimates that the obligations to the named executives as of the date of this Proxy Statement if the employment termination provisions of the Agreement were to take effect immediately upon a Change of Control would be approximately as follows: Mr. Beall, $7,936,000; Mr. Davenport, $3,075,000; Mr. McClenagan, $3,774,000; Mr.
Tatum, $2,994,000; and Mr. Johnson, $2,749,000. Other executives may be made subject to an Agreement by the Board of Directors.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors of the Company, which is composed solely of non-employee directors of the Company, has furnished the following report on executive compensation.

OVERALL COMPENSATION PHILOSOPHY

  During the past fiscal year, the Company has reaffirmed its long-standing emphasis on the performance-based elements of executive compensation. These programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, the Company controls base salaries and compensates outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

  . Base salaries are competitive with the Company's peer group of public companies in the food service industry, but represent a smaller proportion of total executive compensation opportunities than in the past;

  . A very significant portion of executive compensation is tied to the Company's success in meeting predetermined annual and long-term performance goals, including the Company's profitability and appreciation in the Company's stock price; and

  . Executives are required to own specified amounts of stock in the Company, resulting in direct linkage between executive and stockholder interests.

  The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

  The key components of the Company's executive compensation packages are base salary, annual incentive opportunities, and equity devices. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. S. E. Beall, III, the Company's Chief Executive Officer, are discussed below.

BASE SALARIES

  The Company's general approach for base compensation is to establish salary ranges with midpoints which are at the 50th percentile of the competitive market in the food service industry. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. However, for its top 41 executives, including the Chief Executive Officer and the other executives named in the Summary Compensation Table, the Company has capped base salaries at the midpoint of the salary range effective beginning with Fiscal 1994. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market.

  With respect to Fiscal 1995, the Compensation Committee utilized the services of an independent consulting firm to obtain competitive base salary information in the food service industry from published surveys of selected peer companies. Executive officer salaries were reviewed and recommendations for adjustments were made to the Board based on survey midpoints.

ANNUAL INCENTIVE COMPENSATION

  The Company's annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. Corporate and individual performance objectives are established at the beginning of each fiscal year.

  Each executive's potential incentive was tied to growth in earnings per share or growth in pretax net income effective beginning with Fiscal 1994, as well as certain qualitative measures. Depending upon an executive's organizational level and responsibilities, as well as competitive market practices, annual incentive compensation targets range from 30 percent to 50 percent of base salary if 100 percent of predetermined corporate goals are achieved and maximums range from 60 percent to 125 percent of base salary effective beginning with Fiscal 1994. Performance with respect to the measures named in the annual incentive plan for Fiscal 1995 resulted in average annual incentive compensation of 65 percent of base salaries for the four executives (other than Mr. Beall) named in the Summary Compensation Table. Such awards represented approximately 52 percent of the total incentive awards that could have been earned by the four executive officers. Occasionally the Company may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal. The Company has a separate bonus plan for the Chief Executive Officer, described in more detail below, which is similar in structure to the incentive plan for the other executives.

EXECUTIVE STOCK OWNERSHIP

  Believing that equity ownership plays a key role in aligning the interests of Company personnel with Company stockholders, the Company encourages all employees to make a personal investment in Company stock. The Company's goal is that 10 percent of Common Stock will be owned by employees by the year 2000 and that 80 percent of employees with more than two years of experience with the Company will own Common Stock.

  In addition, ownership requirements have been developed for the Company's top management group. The following requirements apply to various organization levels: Chief Executive Officer-a minimum of four times base salary; Division Presidents-a minimum of three times base salary; Corporate and Division Senior Vice Presidents and Vice Presidents-a minimum of two times base salary; and Division Management-a minimum of one times base salary. These objectives will be phased in over a period of five years that commenced with Fiscal 1994 with the minimum to be fully achieved at the end of that period, and may be accomplished through the exercise of stock options, other stock incentives or open market purchases. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans.

LONG-TERM INCENTIVE COMPENSATION

  Awards under the Company's stock-based compensation plans directly link potential participant rewards to increases in stockholder value. The Company maintains stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

 Executive Stock Option Program

  The Company has an Executive Stock Option Program which provides for option grants of 3,000 to 54,000 shares to its top 40 executives, other than the Chief Executive Officer. The options are issued at fair market value, have a five-year term and generally vest three years after the date of the grant, with a performance-based vesting acceleration if annual incentive plan maximums are achieved. Following the initial grant, in order for executives to receive option grants under this program, they must meet certain minimum Common Stock ownership requirements. During Fiscal 1995, option grants ranging from 3,000 to 24,000 shares, for a total of 117,472 shares, were made under this program.

 Management Stock Option Program

  The Company has a Management Stock Option Program for all employees at the General Manager level and higher except the Chief Executive Officer. Effective June 1, 1995, eligibility was expanded to include Assistant General Managers, exempt employees and full-time non-exempt employees with at least two years of service. Based on organization level, eligible employees may purchase shares of Company stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive a five-year option to purchase three times the number of shares of Company stock obtained at a per share exercise price equal to the fair market value of a share on the date of grant. The right to purchase Common Stock under this program is conditioned on the achievement of Corporate, Division, Region, District or Unit goals, as the case may be. There is a two-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. During Fiscal 1995, the Company granted options to purchase an aggregate of 213,933 shares to employees under this program.

 Restricted Stock

  The Company may occasionally grant restricted stock or performance stock rights to insure retention of key executives or as part of the compensation provided to a new executive hired from outside the Company. At the 1993 Annual Meeting of Shareholders, an award of performance stock rights made to Mr. Beall and described below was approved by the stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

  At the January 30, 1994, Compensation Committee meeting, Mr. Beall's base salary was reviewed. Based on his performance and competitive market data, the Compensation Committee recommended, and the Board of Directors subsequently approved, an annual base salary of $564,900 for Fiscal 1995. Mr. Beall's base salary was capped at the midpoint of the competitive salary range as is the case with other executive officers of the Company.

  The Company has an Incentive Bonus Plan for the Chief Executive Officer (the "CEO Bonus Plan"), which was approved by the stockholders at the 1994 Annual Meeting. Pursuant to the CEO Bonus Plan, if the Company achieves a predetermined minimum percentage growth in pre-tax income for a fiscal year, the Chief Executive Officer may earn a cash bonus determined as a percentage of his base salary if predetermined levels of growth in earnings per share are achieved by the Company. For Fiscal 1995, the Chief Executive Officer's bonus opportunity was 12.5 percent, 50 percent, 100 percent or 125 percent of his salary if the Company achieved or exceeded the "threshold," "target," "maximum" and "maximum plus" earnings per share growth level, respectively, with a proportional increase in the bonus for every one-tenth of a percent increase in earnings per share growth between such performance levels. For Fiscal 1995, Mr. Beall earned an incentive bonus of $588,626 pursuant to the CEO Bonus Plan, which was 104 percent of his base salary.

  At the 1993 Annual Meeting, the stockholders of the Company approved an award made by the Compensation Committee during Fiscal 1994 of performance stock rights providing for the issuance of up to 75,000 shares of Common Stock to Mr. Beall. If the Company's stock reaches pre-established price levels, Mr. Beall will receive shares of Common Stock over a five-year period according to the following schedule:

                                AVERAGE
      PERIOD ENDING MAY 31,   PRICE LEVEL   SHARES ISSUED OR ISSUABLE
      ---------------------   -----------   -------------------------
      1994..................    $23.00      15,000
      1995..................    $26.45      30,000, minus shares previously issued
      1996..................    $30.42      45,000, minus shares previously issued
      1997..................    $34.98      60,000, minus shares previously issued
      1998..................    $40.23      75,000, minus shares previously issued

  Stock will be issued to Mr. Beall according to the table above if the Common Stock averages the stated price level for a period of 22 consecutive trading days. The price is defined as the average of the high and low sale prices of a share of Common Stock on each day during the period. Shares not issued in a given year may be earned in a subsequent year if the stated price level for the subsequent year is attained. Mr. Beall earned 15,000 shares during Fiscal 1995 pursuant to the terms of the performance-based stock incentive program.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. In order to preserve the Company's ability to deduct certain performance-based compensation under Section 162(m) of the Code, the Compensation Committee recommended that the Company seek stockholder approval for certain incentive compensation programs for the Chief Executive Officer. Pursuant to the Compensation Committee recommendation, the Company submitted to the stockholders for approval, and the stockholders approved (i) a grant of performance-based stock rights to the Chief Executive Officer at the 1993 Annual Meeting of Stockholders, and (ii) an Incentive Bonus Plan for the Chief Executive Officer at the 1994 Annual Meeting of Stockholders. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

  The Board of Directors of the Company has a standing Compensation Committee whose purpose is to review and make recommendations concerning the base salaries of all officers of the Company and to authorize all other forms of compensation. Members of the Compensation Committee also administer the Company's stock-based incentive plans. The Compensation Committee met two times during the fiscal year. The Board of Directors approved all decisions of the Compensation Committee during Fiscal 1995. The members of the Compensation Committee are named below.

      Wallace R. Bunn, Chairman               Benjamin F. Payton
      Claire L. Arnold                        Donald Ratajczak
      E. Eugene Bishop*                       Dolph W. von Arx
      John B. McKinnon
- --------
* Mr. Bishop was appointed to the Compensation Committee effective June 28, 1995 and did not take part in any deliberations with respect to executive compensation for Fiscal 1995.

                              CERTAIN TRANSACTIONS

  In May 1994, the Company entered into a salary continuation agreement with J.
B. Byrum, then President of the Company's Hospitality Division, pursuant to which the Company agreed that in the event Mr. Byrum's status as a management employee were terminated by the Company within 12 months of the date of the agreement, the Company would continue to pay Mr. Byrum for a period of 12 months a salary equal to the then current base salary and a pro rata portion of the bonus earned by Mr. Byrum prior to the date of termination of his status as a management employee. In addition, the Company agreed to employ Mr. Byrum following the termination of his status as a management employee until Mr. Byrum reached the age of 55 with an annual salary equal to the annual retirement payment amount that Mr. Byrum would be entitled to on retirement at age 55 based on the Supplemental Plan formula and determined by his base salary in effect at the time of termination of his status as a management employee. Mr. Byrum's status as a management employee of the Company and President of the Company's Hospitality Division terminated in August 1995 and he became entitled to the benefits of the agreement effective upon such termination. The agreement provided also that if Mr. Byrum remained in the employ of the Company he would be entitled to a commission on the sale by the Company of certain assets based upon the net pre-tax sales price of such assets adjusted for related expenses and certain other charges. Mr. Byrum earned a commission of $400,000 under this provision upon the sale by the Company in August 1994 of certain education, business and industry contracts and assets (the "B&I Assets") to Gardner Merchant Food Services, Inc., a wholly owned subsidiary of Gardner Merchant Ltd. Pursuant to the agreement, Mr. Byrum agreed not to compete with certain aspects of the Company's business for a period of three years following the date of the agreement.

  In June 1994, the Company sold its 35.9% interest in Morrison-Crothall Support Services, Inc., to Mr. Byrum for a $400,000 promissory note payable in $50,000 quarterly installments in fiscal years 1996 and 1997. Pursuant to the terms of the sale agreement, the commission earned by Mr. Byrum in connection with the sale of the B&I Assets was paid by means of a setoff by the Company against the amount due under the promissory note.

                               PERFORMANCE GRAPH

  The following chart and table compare the five-year cumulative total return of the Company's Common Stock with the cumulative total return of the NYSE Stock Market Index and the NYSE Eating and Drinking Places Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                        AMONG MORRISON RESTAURANTS INC.,
          NYSE STOCK MARKET AND NYSE EATING & DRINKING PLACES INDICES


                 [FIVE-YEAR PERFORMANCE GRAPH - APPEARS HERE]


                                            LAST TRADING DAY OF MAY
                                -----------------------------------------------
                                 1990    1991    1992    1993    1994    1995
                                ------- ------- ------- ------- ------- -------
Morrison Restaurants Inc....... $100.00 $ 95.60 $162.77 $191.63 $220.52 $213.80
NYSE Stock Market Index........ $100.00 $111.57 $123.55 $138.96 $144.93 $170.01
NYSE Eating & Drinking Places
Index.......................... $100.00 $101.61 $120.31 $135.00 $163.80 $184.77

- --------
* Assumes $100.00 invested in the Common Stock of Morrison Restaurants Inc. and comparison groups on May 31, 1990 and reinvestment of dividends.

                              INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP served as the Company's independent auditors for Fiscal 1995. Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  The appointment of auditors is a matter for determination by the Board of Directors for which no stockholder approval or ratification is necessary. The Board of Directors has selected, upon the recommendation of the Audit Committee, the firm of Ernst & Young LLP to audit the books of the Company for Fiscal 1996.

                             STOCKHOLDER PROPOSALS

  Any stockholder of the Company wishing to submit a proposal for action at the Company's 1996 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than April 27, 1996, and must otherwise comply with rules of the Securities and Exchange Commission relating to stockholder proposals.

                                    GENERAL

  Management does not know of any other business to come before the Meeting. If, however, other matters do properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

  A list of stockholders entitled to be present and vote at the Meeting will be available at the offices of the Company, 4721 Morrison Drive, Mobile, Alabama 36609, for inspection by stockholders during regular business hours from September 18, 1995, to the date of the Meeting.

  The Annual Report of the Company for Fiscal 1995 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all stockholders of record as of the record date for the Meeting.

  THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED JUNE 3, 1995. REQUESTS FOR COPIES SHOULD BE DIRECTED TO PFILIP G. HUNT, SECRETARY, MORRISON RESTAURANTS INC., POST OFFICE BOX 160266, MOBILE, ALABAMA 36625.

                                          By Order of the Board of Directors,

                                          /s/ Pfilip G. Hunt

                                          Pfilip G. Hunt
                                          Senior Vice President,
                                          General Counsel
                                          and Secretary

August 25, 1995
Mobile, Alabama

                                                                      APPENDIX A

                           MORRISON RESTAURANTS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 25, 1995, and does hereby appoint S. E. Beall, III and A. R. Outlaw, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Morrison Restaurants Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Morrison Restaurants Inc., to be held at Morrison Restaurants Inc.'s executive offices, 4721 Morrison Drive, Mobile, Alabama 36609 at 10:30 a.m., local time, on September 27, 1995, and at any adjournment(s) thereof:

1.To elect two Class II Directors for a term of three years.

                     John B. McKinnon and Dolph W. von Arx

  [_] FOR all nominees above                       [_] WITHHOLD AUTHORITY
      (except as marked to the contrary above)         to vote for ALL nominees listed above

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE FIRST BOX ABOVE AND LINE THROUGH THAT NOMINEE'S NAME AS IT APPEARS ABOVE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

                            (CONTINUED ON OTHER SIDE)
                         (CONTINUED FROM REVERSE SIDE)

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

 PROXY NUMBER      NUMBER OF SHARES
 ------------      ----------------

                                       Dated                            , 1995.
                                            ----------------------------

                                       ----------------------------------------
                                       Signature

                                       ----------------------------------------
                                       Signature, if held jointly

                                       Please sign exactly as your name(s)
                                       appear hereon. If shares are held
                                       jointly, each stockholder named should
                                       sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, give your full title as such.
                                       If the signatory is a corporation, sign
                                       the full corporate name by a duly
                                       authorized officer.

                                       PLEASE COMPLETE, DATE, SIGN AND RETURN
                                       THIS PROXY PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.